                                                       Registration No. 33-39750


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BENJAMIN MOORE & CO.
             (Exact Name of Registrant as Specified in Its Charter)

New Jersey                                             13-5256230
(State or other Jurisdiction of                        (I.R.S.  Employer
Incorporation or Organization)                         Identification No.)

51 Chestnut Ridge Road, Montvale, New Jersey            07645
(Address of Principal Executive Offices)                (Zip Code)

            SALES REPRESENTATIVES COMPENSATION ADJUSTMENT SHARE PLAN
                            (Full Title of the Plan)

                                John T. Rafferty
                              Benjamin Moore & Co.
                             51 Chestnut Ridge Road
                           Montvale, New Jersey 07645
                     (Name and Address of Agent for Service)

                                 (201) 573-9600
          (Telephone Number, Including Area Code, of Agent For Service)



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         This Registration Statement, which became effective upon filing on
April 3, 1991, is amended to remove from registration the shares of Common Stock which remain unsold at the termination of the offering by reducing the number of shares of Common Stock registered pursuant thereto as follows:

Shares originally registered
(without giving effect to a 3-for-1                           20,300 shares
stock split effective July 1, 1999)

Shares being deregistered                                     14,741 shares

Balance Registered                                             5,559 shares


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 27, 2000.

                              BENJAMIN MOORE & CO.


                                    By:   S/YVAN DUPUY
                                      ------------------------------
                                          Yvan Dupuy
                                          President and Chief Executive Officer

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yvan Dupuy and Richard Roob, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                               Date
---------                           -----                               ----



S/YVAN DUPUY                        President and Chief Executive       September 27, 2000
---------------------------         Officer; (Principal Executive
Yvan Dupuy                          Officer); Director



S/RICHARD ROOB                      Chairman of the Board of            September 27, 2000
---------------------------         Directors; Director
Richard Roob



S/DONALD E. DEVINE II               Vice President-Finance and          September 27, 2000
---------------------------         Chief Financial Officer;
Donald E. Devine II                 (Principal Financial Officer
                                    and Principal Accounting Officer)


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

Signature                           Title                               Date
---------                           -----                               ----


S/BENJAMIN M. BELCHER, JR.          Director                            September 27, 2000
---------------------------
Benjamin M. Belcher, Jr.



---------------------------         Director                            September 27, 2000
Ward C. Belcher



S/CHARLES H. BERGMANN, JR.          Director                            September 27, 2000
---------------------------
Charles H. Bergmann, Jr.



S/FREDERICK J. COSTELLO             Director                            September 27, 2000
---------------------------
Frederick J. Costello



S/GERALD W. MOORE                   Director                            September 27, 2000
---------------------------
Gerald W. Moore



S/JOHN C. MOORE, JR.                Director                            September 27, 2000
---------------------------
John C. Moore, Jr.



S/ROBERT H. MUNDHEIM                Director                            September 27, 2000
---------------------------
Robert H. Mundheim



S/ELIZABETH H. RUML                 Director                            September 27, 2000
---------------------------
Elizabeth H. Ruml



S/CHARLES C. VAIL                   Director                            September 27, 2000
---------------------------
Charles C. Vail



S/SARA B. WARDELL                   Director                            September 27, 2000
---------------------------
Sara B. Wardell

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